EXHIBIT 10.9


                                    LEASE


      This Lease (this "Lease") made as of the 30th day of September, 1995 by and between Fidelity Properties, Inc., a Massachusetts corporation of 7 Water Street, Boston, Massachusetts (hereinafter referred to as "Landlord"), as successor-by-merger to CON-DEV Management Co., Inc., and Armatron International, Inc., a Massachusetts corporation, of Two Main Street, Melrose, Massachusetts (hereinafter referred to as "Tenant").

                                  RECITALS

WHEREAS CON-DEV Management Co., Inc. (the "Original Landlord") and the Tenant entered into a certain lease dated as of March 1, 1992, which lease demised certain space at the building known as and numbered Two Main Street, Melrose, Massachusetts to the Tenant subject to and with the benefit of the terms, covenants, conditions and provisions of said lease, and which lease was amended by First Amendment (the "First Amendment") dated July 29, 1994 (as so amended, the "Original Lease"); and

WHEREAS the Original Landlord and the Tenant entered into a certain Tenancy at Will Agreement dated as of March 1, 1992 (the "TAW"), which TAW demised certain space at the building known as and numbered Two Main Street, Melrose, Massachusetts and the building known as and numbered 1080 Main Street, Malden, Massachusetts and Landlord; and

WHEREAS Landlord and Tenant now wish to terminate the TAW and vacate the space in the Two Main Street building which remains occupied by Tenant pursuant to the TAW to the space occupied by the Tenant pursuant to the Lease such that all space occupied by Tenant will be governed by the Lease; and

WHEREAS the TAW was terminated as to the 1080 Main Street building by notice given by Tenant to Landlord, and Tenant's rights to occupy said premises have thereby been terminated; and

WHEREAS the Landlord and the Tenant now wish to amend certain provisions of the Original Lease.

                              WITNESSETH THAT:

      In consideration of the mutual covenants herein set forth to be paid, performed and observed, the parties hereto agree as follows:

      1. Leased Premises. Landlord hereby leases to Tenant approximately 89,949 square feet of floor area consisting of approximately 70,263 square feet of first floor warehouse space, approximately 7,754 square feet of first floor office space, and approximately 11,932 square feet of second floor office space for use by Tenant and its current affiliated companies, including toilet facilities accessible to both office and warehouse space in a certain building which is located partially in Melrose and partially in Malden, Massachusetts, known as and numbered Two Main Street, Melrose, Massachusetts (the "Building"), as well as parking facilities for forty (40) automobiles or more as may be reasonably necessary and reasonably available
in Landlord's sole judgment (the "Leased Premises").   The Leased Premises
are a portion of the premises conveyed by A R T Corp., an affiliated of Tenant, to Original Landlord by deed dated September 30, 1986, which premises contain approximately 13.26 acres of land with the buildings and improvements thereon, as more particularly described in said deed (the "Conveyed Premises"). At the outset of the term of this Lease, the Leased Premises will consist of the area marked by cross-hatching on Exhibit A attached hereto and made a part hereof. Landlord reserves the right from time to time (i) to enter the Leased Premises to inspect the same, (ii) to show the Leased Premises to other, (iii) to use (and repair, maintain and replace, in Landlord's sole discretion, except as required to be repaired, maintained and replaced by Landlord in Section 6(b) below) those portions of the Building components, systems and structural elements which are located within the Leased Premises and which serve (a) the Building as a whole or
(b) any portion of the Building or the Conveyed Premises which are not included in the Leased Premises, including without limitation, any utilities and any security or public safety systems such as sprinkler systems and emergency lighting systems and (iv) otherwise to exercise its rights hereunder. It is understood by the parties hereto that the Leased Premises are being leased to Tenant in an "as is" condition, except as set forth in
Section 6(b) below, and at no time shall the Landlord be required to install a new roof or repair or replace any portion of the present roof on the Leased Premises, or, except as set forth in Section 6(b) below, to repair, replace or rebuild the Leased Premises or any structural components or any systems, or any other portion of the Leased Premises or the Building or utility lines serving the same.

      2. Term: Option to Extend. The term of this Lease commences on October 1, 1995 (the "Commencement Date") and expires on September 30, 2000 (the "Term Expiration Date"), unless sooner terminated as herein provided. This lease shall supersede the previous Leases between Landlord and Tenant dated September 30, 1986 and May 1, 1987 (together with the Original Lease, the "Prior Leases") and shall superseded the Original Lease and the TAW, all of which Prior Leases and TAW shall be deemed terminated as of the Commencement Date; provided, however, that notwithstanding the foregoing, if Tenant has not surrendered by portion of the Building which is not included in the Leased Premises under this Lease on or before October 15, 1995, then the provisions of the Prior Leases and said TAW, as the case may be, regarding (a) additional fees to be paid upon failure to surrender and (b) all other default and remedy provisions thereof shall apply and remain in full force and effect and said failure to surrender shall constitute a default under this Lease.

      3. Earlier Termination of Lease. Landlord and Tenant shall have certain rights to terminate this Lease in advance of the expiration of the term hereof by giving written notice of termination to the other party at least six (6) months prior to any anniversary of the Commencement Date of this Lease, upon which notice the term of this Lease shall expire on the next succeeding anniversary date from which such 6-month period was measured. If any such notice of termination is given by Tenant, such notice shall be accompanied by a payment to Landlord as Additional Rent hereunder of an amount equal to three (3) months' Fixed Rent for the whole of the Leased Premises at the rate of $3.50 per square foot as liquidated damages for such early termination.

      4. Rent. Tenant shall pay the following rent which shall be absolutely net (except as otherwise provided herein) to Landlord:

      (a) Tenant shall pay Fixed Rent during the term of this Lease at the annual rate for each square foot of rented space, which space, both parties agree, consists of 89,949 square feet, of (a) $0 per square foot for the period from October 1, 1995 through December 31, 1995; (b) $3.25 per square foot for the period from January 1, 1996 through September 30, 1996; and (c) $3.50 per square foot for the period from October 1, 1996 through September 30, 2000.

      All Fixed Rent shall be paid in equal monthly installments of 1/12 of the annual rate then applicable from time to time in advance on or before the first day of each calendar month, and proportionately with respect to any calendar month in which the term of this Lease may begin or end.

      (b) Tenant shall pay to Landlord as Additional Rent the following:

            (i) forty percent (40%) of all real estate taxes, including, without limitation, all public, special or betterment assessments, water and sewer charges and other governmental levies, imposed against the Building, prorated with respect to any portion of a fiscal year in which the term of this Lease begins or ends. Such payments shall be due and payable within fifteen (15) days after Tenant shall have received a copy of a tax bill evidencing such taxes; provided, however, that Tenant shall not be obligated to pay such percentage of taxes more than ten (10) days in advance of when such payment is due to the governmental authority:

            (ii) forty percent (40%) of all utility and energy charges for the Building (unless separately metered in which case Tenant shall pay one hundred percent (100%) of all utility and energy charges which are separately metered and billed to Tenant directly by the utility or energy company); and


            (iii) forty percent (40%) of all expenses necessary or appropriate in connection with the ordinary repair, replacement, operation and maintenance of the Building or any structural components or systems (provided that any capital expenditure shall be amortized over a period of five (5) years) and utility lines serving the same (or one hundred percent (100%) of such repair, replacement, operation, maintenance or utility line cost if said costs benefit only the Leased Premises), except (w) any repair, operation or maintenance cost for the Building which does not benefit the Leased Premises in any manner directly or indirectly, (x) any interest and amortization on mortgages encumbering the fee title at any time, (y) any estate, inheritance, income or other personal taxes of Landlord, and (z) the initial repair or replacement of the roof over the Leased Premises as may occur in accordance with Section 6(b) below.

            (iv) one hundred percent of all costs and expenses incurred by the Landlord for repairs, operation, maintenance and other obligations which Tenant is required to perform hereunder but which is performed by Landlord in Landlord's discretion, after reasonable prior written notice except that no notice is required in an emergency.

      Notwithstanding any other provision of this Lease to the contrary, Tenant shall also pay as Additional Rent forty percent (40%) of all costs and expenses related to snow plowing, landscaping, and maintenance and repair of the grounds of the Conveyed Premises: provided, however, that if in the exercise of its reasonable judgment, Tenant determines by obtaining binding written bids for work from reputable and bonded service companies that landscaping or snow plowing can be conducted at a cost equal to eighty-five percent (85%) or less of the cost being charged to Landlord for their services, and Tenant provides said bids to Landlord, Landlord shall only charge Tenant Additional Rent for such services based upon the lower cost set forth in said bids. If any such bid is more than eighty-five percent (85%) of the cost being charged to Landlord, Landlord shall have no obligation to adjust Additional Rent for such services.

      Although no Fixed Rent is due from October 1, 1995 through December 31, 1995, Additional Rent shall be due and payable during said period. Fixed Rent and Additional Rent are together sometimes referred to hereinafter as "Rent."

      Landlord reserves the right to install meters to separately meter the utility and energy charges for the Leased Premises for the purpose of determining Tenant's proportionate share more accurately.

      5. Insurance. Tenant shall procure, keep in force and pay for (i) so-called "contents and improvements" property insurance insuring all of Tenant's Property, as defined in Section 6(c) below, and (ii) comprehensive public liability (including without limitation, contractual liability and so-called fire legal liability) insurance insuring Landlord and Tenant against all claims and demands for injury or death of persons or damage to property which may be claimed to have occurred upon the Leased Premises, in amounts which shall at all times be not less than $1,000,000 for injury or death of one person in a single accident, $3,000,000 for injury or death of more than one person in a single accident, and $1,000,000 for damages to property in a single accident, or such higher amounts, if procurable, as may be reasonably required by Landlord and customarily carried by responsible, similarly situated tenants in the locality of the Leased Premises. Landlord shall be named as an additional insured on all of Tenant's insurance policies required herein.

      Such insurance shall be effected with responsible insurers under valid and enforceable policies which may not be canceled without at least ten (10) days prior written notice to each insured named therein. At or prior to the commencement of the term of this Lease, and thereafter not less than five
(5) days after the expiration date of each expiring policy, original copies or certificates of the policies required hereunder, setting forth in full the provisions thereof, together with satisfactory evidence of the payment of all premiums then due therefor, shall be delivered by Tenant to Landlord and shall, upon request of Landlord, also be delivered by Tenant to the holder of any mortgage affecting the Leased Premises. Tenant shall not acquire as insured under any insurance carried on the Leased Premises by Landlord any right to participate in the adjustment of loss or to receive insurance proceeds and agree upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is name as payee.

      With respect to property loss or damage only, each party hereby releases the other from any and all liability to such party or anyone claiming through such party by way of subrogation or otherwise for any loss or damage to property, caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such other party may be responsible, provided, however, that this release shall be applicable and in force only with respect to loss or damage occurring, during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of this releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Tenant agrees that it will include such a clause or endorsement in all insurance policies required to be obtained by Tenant hereunder, and Landlord agrees that it will include such a clause or endorsement in all insurance policies which it may carry which cover the Building.

      6.  Maintenance of Leased Premises.

      (a) Tenant shall, at its sole cost and expense, maintain, repair and replace the Leased Premises (including without limitation, those portions of the structural, mechanical, heating, plumbing, air conditioning and electrical components and systems of the Building excluding the roof, which serve only the Leased Premises), and utility lines serving only the Leased Premises if not maintained by a utility company, in the same condition as they are in at the commencement of the term of this Lease or as they may be put in thereafter, damage by fire and other casualty only excepted. Tenant also shall pay all costs associated with damage to any portion of the Building or Building components and systems caused by Tenant's failure to maintain and repair as required.

      (b) Landlord shall only be obligated to maintain, repair and replace those Building components and systems which serve both (i) a portion of the Leased Premises and (ii) other portions of the Building which are not part of the Leased Premises, all of which costs (other than replacement costs) shall be included as an expense to be included in Section 4(b)(ii) upon which Additional Rent will be calculated hereunder, and all of which replacement costs will only be so included in section 4(b)(ii) if the replaced Building component, system or portion thereof is located within or benefits the Leased Premises; provided, however, that Landlord shall not be obligated to conduct any maintenance, repair or replacement relating to any eminent domain taking or any casualty (each of which shall be governed by Section 13 hereof) or any roof (except as set forth below in this Section 6(b)(1) below) or other structural maintenance, repair or replacement. Notwithstanding the foregoing and any other provision of this Lease to the contrary, (1) Landlord shall have no obligation to maintain, repair or replace the roof and other portions of the Building structure, except that Landlord agrees that it shall either repair the current roof over the Leased Premises portion of the Building so as to render the same watertight or install a new roof thereon, which repair or installation shall be commenced by the Commencement Date and may be suspended or terminated by Landlord if Tenant defaults under this Lease; and (2) if Landlord has repaired the current roof or installed a new roof pursuant to Subsection 6(b)(1) above, then such initial repair or installation shall not be included in determining Additional Rent as aforesaid, and thereafter Landlord shall be obligated to repair and maintain the same during the term hereof, and such on-going repair and maintenance obligation shall be included in determining Additional Rent as aforesaid. Landlord agrees that during the roof repair contemplated hereunder Landlord shall not unreasonably interfere with Tenant's operations, and Tenant agrees to cooperated with Landlord to the extent reasonably necessary in order to effectuate said roof repair.

      (c) All merchandise, furniture, fixtures, effects and property of every kind, nature and description owned by or leased by Tenant and located on the Leased Premises (the "Tenant's Property") shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of any resulting loss is to be charged to or be borne by Landlord.

      7. Assignment, Subletting, Etc. Tenant shall not assign or sublet this Lease or the Leased Premises or permit any other party to use the Leased Premises in whole or in part without first obtaining on each occasion the consent in writing of Landlord, which consent may be denied at the sole discretion of Landlord. No such assignment, subletting or use shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any assigning, subletting or use in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's approval in the case of any other assignment, subletting or use.

      8. Compliance with Law. Tenant shall, at its sole cost and expense, conform to and comply with all federal, sate and municipal laws, including without limitation, all laws relating to health, safety, disposal of hazardous wastes and regulations promulgated thereunder, and all requirements of any public body or officers having jurisdiction of the Leased Premises and all requirements or regulations of any Board of Fire Underwriters or insurance company insuring the Leased Premises at the time with respect to the care, maintenance, use and alteration of the Leased Premises. To the extent that any failure to comply with such laws, requirements and regulations relates to the Building as a whole rather than to the Leased Premises alone or to the operations of the Tenant alone, then if Landlord incurs costs, in its sole discretion, in order to so comply, such costs shall be included as an expense in Section 4(b)(ii) in determining the amount upon which Additional Rent will be calculated hereunder. Upon any violation of such laws or regulations, Landlord shall have the right to immediately terminate this Lease.

      9. Alterations and Additions. Tenant shall not make any structural alterations or additions to the Leased Premises unless Landlord consents thereto in writing, and all such allowed alterations or additions shall be at Tenant's expense and shall be of good and workmanlike quality. Tenant shall at no time permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or additions made by Tenant at its expense and directly related in the nature of a trade fixture to functions carried on in the Leased Premises by Tenant may be removed by Tenant thereafter, so long as Tenant restores the Leased Premises to their condition prior to making such alterations or additions and provided that Tenant is not then in default under this Lease, and all other equipment, fixtures and alterations and additions made by Tenant shall be removed if so requested by Landlord within a reasonable time on or after the expiration or other termination of this Lease.

      10. Use of Leased Premises. Subject to the provisions of this Lease, Tenant may use the office portion of the Leased Premises only for general office use and may use the warehouse portion of the Lease Premises only for light manufacturing and general warehouse purposes to store the products of Tenant or any affiliated companies of Tenant. The Leased Premises may not be used to store hazardous substances of any kind, except that the warehouse portion of the Leased Premises may be used to store cutting oil, waste oil, paint and paint thinner, all of which shall be used, stored and disposed of in accordance with all federal, state and local laws and regulations. Other than as set forth in the preceding sentence, Tenant shall not cause or permit any hazardous substances to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors, invitees or affiliates.

      If Tenant breaches the obligations stated in the preceding paragraph, or if the presence of hazardous substances on the Leased Premises caused or permitted by Tenant or Tenant's agents, employees, contractors, invitees or affiliates since September 30, 1986 results in, or has resulted in, contamination of the Leased Premises, or contamination of any of the Conveyed Premises or any other property owned by Landlord or any affiliate of Landlord (together with the Conveyed Premises, the "Other Property"), or if contamination of the Leased Premises or Other Property by hazardous substances otherwise occurs, or has occurred since September 30, 1986, for which Tenant or Tenant's agents, employees, contractors, invitees or affiliates is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Premises or Other Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises or Other Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise or arose (i) after September 30, 1986, (ii) during the term of this Lease or after the term of the Lease as a result of contamination which occurs or occurred after September 30, 1986 or during the term of this Lease and which was cause or permitted by Tenant or Tenant's agents, employees, contractors, invitees or affiliates. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of hazardous substances present in the soil or groundwater on or under the Leased Premises or the Other Property, but excludes all costs relating to hazardous substances which were present prior to September 30, 1986.
Without limiting the foregoing, if the presence of any hazardous substances on the Leased Premises caused or permitted by Tenant or Tenant's agents, employees, contractors, invitees or affiliates results in any contamination of the Leased Premises or Other Property or resulted in any contamination of the Leased Premises or Other Property after September 30, 1986, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises to the condition existing prior to the introduction of any such hazardous substances to the Leased Premises; provided that Landlord's
approval of such actions shall first be obtained.   The foregoing indemnity
shall survive the expiration or earlier termination of this Lease. This indemnification shall exclude any asbestos located at the Leased Premises prior to September 30, 1986, but shall not exclude any matters which relate to, are caused by, or derive from the disturbance, during the term of this Lease, of such (pre-September 30, 1986) asbestos by the Tenant or Tenant's agents, employees, contractors, invitees or affiliates.

      The term "hazardous substances" as used in this section means (i) any "hazardous substance" or "hazardous waste" under any federal, state or local statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.); (ii) any material which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any government authority, agent, department, commission, board, agency or instrumentality of the United States, Commonwealth of Massachusetts or any political subdivision thereof or municipality; (iii) any gasoline, diesel fuel or other petroleum hydrocarbons; or (iv) any polychlorinated biphenyls or asbestos.

      Each of Landlord and Tenant hereby represents that it has no actual knowledge of any contamination of the Leased Premises or the Other Property with hazardous substances, which was caused or permitted by Tenant or Tenant's agents, employees, contractors, invitees or affiliates, and which occurred after September 30, 1986.

      In no event shall any use be made of the Leased Premises which will be unlawful, improper, noisy or offensive, or contrary to any law (as set forth in Section 8) or which will make voidable any insurance on the Leased Premises or which will cause an increase in insurance premiums unless such increase is paid in full (not pro rata) by Tenant. Tenant shall comply with all reasonable rules and regulations imposed by Landlord or its managing agents or designees for use and occupancy of the Leased Premises, provided that Tenant shall have been given notice thereof.

      11. Indemnification and Liability. Tenant will defend, indemnify and hold Landlord harmless against all liabilities, claims, costs, damages and other expenses, including without limitation reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against Landlord by reason of Landlord's enforcing its rights and protecting its interests under this Agreement and by reason of any of the following occurring during the term of this Lease:

            (a) any negligence on the part of Tenant or its agents, contractors, licensees or invitees:

            (b) any failure on the part of Tenant to perform or comply with any covenant required to be performed or complied with by Tenant under this
Lease:

            (c) any injury to person (including without limitation employees and guests of Tenant) or loss of or damage to property sustained or occurring on the Leased Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever other than Landlord and those persons for whose conduct Landlord is legally responsible; or

            (d) any injury to person or loss of or damage to property sustained or occurring in connection with Landlord's removal of Tenant's Property or the property of others upon tenant's failure to vacate the Leased Premises whether or not such injury, loss or damage occurs on the Conveyed Property.

      12. Surrender. Tenant shall at the expiration or other termination of this Lease remove all Tenant's Property from the Leased Premises and deliver the Leased Premises to Landlord in broom clean condition, free of all Tenant's Property and in the same condition as they are in at the commencement of the term of this Lease or as they may be put in thereafter, reasonable wear and tear and damage by fire or other casualty only excepted.
 If, on the date on which this Lease expires or otherwise terminates, Tenant shall fail to vacate the Leased Premises and to remove from the Leased Premises all of Tenant's Property and to deliver the Leased Premises in said condition and free of all of Tenant's Property, Tenant shall pay to Landlord an additional fee at an annual rate of $4.00 per square foot of space not so vacated for each day during the first month of such failure and an additional fee at an annual rate of $12.00 per square foot per day thereafter for each day Tenant fails to so vacate and/or remove.

      13.  Eminent Domain or Casualty.

            (a) In the event that the Leased Premises or over 20,000 square feet thereof shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty or any other cause, or by the action of any public authority, and Landlord elects, in its sole discretion, not to repair or otherwise restore the Leased Premises, then this Lease may be terminated at the election of Landlord notwithstanding any other provisions of this Lease. Such election shall be made by the giving of written notice by Landlord to Tenant with six (6) months after such taking, damage or destruction. If any portion of the Leased Premises is taken, destroyed or damaged, and Landlord does not elect, in its sole discretion to repair or otherwise restore the Leased Premises, and does not elect to terminate this Lease as provided above, Tenant shall have the right to vacate such taken, destroyed or damaged space and remove all of Tenant's Property therefrom, and when such vacating and removal is complete, the Rent payable by Tenant hereunder shall be abated with respect to those portions of the Leased Premises. If greater than 20,000 square feet of the Leased Premises is taken, destroyed or damaged, and Landlord does not elect, in its sole discretion, to repair or otherwise restore the Leased Premises and has not elected to terminate this Lease within said six-month period, then Tenant shall have the right to terminate this Lease upon six months' notice, during which six-month period Tenant shall have the right to vacate such space and remove all of Tenant's Property from such portions of the Leased Premises so taken, damaged or destroyed, and when such vacating and removal is completed, the Rent payable by Tenant hereunder shall be abated with respect to those portions of the Leased Premises. Notwithstanding any provisions of this Lease to the contrary, in no event shall Landlord be obligated upon an eminent domain taking or casualty to repair or rebuild the Leased Premises, the roof, any systems, components or structural elements of the Building or any other portion of the Leased Premises or the Building or the utility lines serving the same.

            (b) Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all Tenant's rights to such damages and compensation, and covenants to deliver such further assignments thereof as Landlord may from time to time repair.

      14.  (Intentionally omitted).

      15. Default. If (a) Tenant shall default in the performance of any of its obligations set forth in this Lease relating to the payment of money and if such default shall continue for ten(10) days after written notice from Landlord to Tenant designating such default; or (b) for a period of thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion; or (c) any assignment shall be made by Tenant or any guarantor of Tenant's obligations hereunder for the benefit of creditors; or (d) Tenant's leasehold interest shall be taken on execution; or (e) a petition is filed by Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of any bankruptcy or insolvency law as then in force and effect; or (f) any involuntary petition under any of the provisions of any such bankruptcy or insolvency law is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter; then, and in any of such cases, Landlord may lawfully, immediately or at any time thereafter, and without further notice or demand, and without prejudice to any and all other remedies provided or recognized by applicable law, including without limitation, remedies which might otherwise be used for arrears of rent or other default, declare the term of this Lease ended and undertake appropriate proceedings to take complete possession of the Leased Premises and to remove all goods and effects of Tenant therefrom at Tenant's expense and without liability for loss or damage to Tenant's property. Tenant shall, in case of any such termination forthwith pay to Landlord as damages a sum equal to the amount by which the rent and other payment called for hereunder for the remainder of the term of this Lease exceed the fair rental value of the Leased Premises for said period, and in addition thereto will furthermore promptly indemnify Landlord during said period against all loss of such rent and other payments which Landlord may incur by reason of such termination, however caused, first deducting any damages paid as above provided. If Tenant shall default, after notice thereof, in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions in any part of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection with any such default, including but not limited to reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred shall be paid to Landlord by Tenant as Additional Rent (notwithstanding that the terms of this Lease may have ended). In the event that any payment of rent or any other sum due hereunder is not made within five (5) days of the date due, Tenant shall pay a later charge equal to two percent (2%) of the amount of such payment with respect to each month (or portion thereof) during which such payment remains outstanding.

      16. Building Alteration. It is understood by both parties that Landlord may be performing work on the Building, including without limitation, the roof of the Building during the Term of this Lease. Landlord may make any and all alterations and additions to the Building as it deems necessary or desirable. However, during such work Landlord shall not unreasonably, materially interfere with the business of tenant.

      17.  Miscellaneous.

            (a) Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions. Any acceptance of rent by Landlord hereunder shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the ability of the Landlord to evict the Tenant or to exercise any other rights it may have under this Lease or the law.

            (b)  Tenant shall at the request of Landlord, and within fifteen
(15) days of any and all such requests from time to time, (i) execute and deliver to Landlord a subordination of this Lease to any mortgage placed upon the Leased Premises by Landlord, and Tenant agrees to recognize any holder of such a mortgage or any other person acquiring title to the Leased Premises as Landlord, and (ii) execute and deliver to Landlord a certificate which acknowledges tenancy and possession of the Leased Premises and recites any other facts relating to this Lease and the payments made hereunder which a mortgagee, lender, purchaser or prospective purchaser may require, which certificate shall be addressed to such party if so requested. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the terms in this Section contained. Any such mortgage to which this Lease shall be subordinated may contain such terms,. provisions and conditions as the mortgagee deems usual or customary.

            (c) The agreements and conditions in this Lease contained to be performed and observed by Tenant shall be binding upon tenant and its successors and assigns and shall enure to the benefit of Landlord and its successors and assigns, and the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed by Landlord, shall be binding upon Landlord and its successors and assigns and shall enure to the benefit of Tenant and its successors and assigns (subject to the provisions of Section 7). Tenant agrees that the Landlord named herein and any subsequent landlord shall be liable hereunder only for obligations occurring while owner of the Leased Premises. No holder of a mortgage of the Landlord's interest shall be deemed to be the owner of the Leased Premises until such holder shall have acquired indefeasible title to the Leased Premises.

            (d) Tenant shall no longer arrange for security for the whole Building, and shall, in Tenant's discretion, arrange for security for the Leased Premises with no obligation on the part of Landlord to contribute any portion of the costs thereof and Tenant shall not make any deductions from Rent therefor.

            (e) All notices to Landlord shall be addressed to Landlord at 7 Water Street, Boston, Massachusetts 02109, Attention: Mr. Francis Crocetti, Senior Vice President, with a copy to Anne L. Gero, Esq., Senior Legal Counsel, FMR Corp., 82 Devonshire Street, Boston, MA 02109 and with a copy to Michael F. Burke, Esq., Peabody & Arnold, 50 Rowes Wharf, Boston, Massachusetts 02110, or to such other place as may be designated by written notice to Tenant; and all notices to Tenant shall be addressed to Tenant at the Leased Premises, Attention: Mr. Charles Housman, with a copy to Elliot Englander, Esq., Englander, Finks, Ross & Cohen, 55 summer Street, Boston, Massachusetts 02110, or to such other place as may be designated by written notice to Landlord. All notices shall be sent to the respective party by registered or certified mail, postage prepaid. Unless otherwise directed in writing, all rents and other payments shall be payable to Landlord at the Landlord's address as above stated.









      EXECUTED as a sealed instrument on the day and year first above written.


                                       LANDLORD:
                                       Fidelity  Properties, Inc.



                                       TENANT:
                                       Armatron International, Inc.

                                       By:  /s/ Charles J. Housman, Pres.


                                       By:  /s/ Charles J. Housman, Treas.